Exhibit 99.2

M A C K - C A L I    R E A L T Y    C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz	Virginia Sobol
	Executive Vice President	Vice President, Marketing
	and Chief Financial Officer	and Public Relations
	(908)272-8000	(908)272-8000

MACK-CALI REALTY CORPORATION

ANNOUNCES SECOND QUARTER RESULTS

CRANFORD, NEW JERSEY – August 4, 2005 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2005.

Highlights of the quarter included:

-	Reported net income per diluted share of $0.58;

-	Reported FFO per diluted share of $0.94;

-	Sold two office buildings in Long Island, New York for $72.5 million;

-	Sold office building in Wayne, New Jersey for $18.3 million; and

-	Declared $0.63 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

Net income available to common shareholders for the second quarter 2005 equaled $36.0 million, or $0.58 per share, versus $15.8 million, or $0.26 per share, for the same quarter last year. For the six months ended June 30, 2005, net income available to common shareholders equaled $58.5 million, or $0.95 per share, versus $42.1 million, or $0.69 per share, for the same period last year.

Funds from operations (FFO) available to common shareholders for the quarter ended June 30, 2005 amounted to $71.4 million, or $0.94 per share, versus $67.6 million, or $0.90 per share, for the quarter ended June 30, 2004. For the six months ended June 30, 2005, FFO available to common shareholders amounted to $138.5 million, or $1.83 per share, versus $132.5 million, or $1.77 per share, for the same period last year.

Total revenues for the second quarter 2005 increased 15.1 percent to $163.5 million as compared to $142.0 million for the same quarter last year. For the six months ended June 30, 2005, total revenues amounted to $316.9 million, an increase of 12.5 percent over total revenues of $281.8 million for the same period last year.

All per share amounts presented above are on a diluted basis.

The Company had 61,704,554 shares of common stock, 10,000 shares of 8 percent cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 13,829,254 common operating partnership units outstanding as of June 30, 2005.

The Company had a total of 75,533,808 shares/common units outstanding at June 30, 2005.

As of June 30, 2005, the Company had total indebtedness of approximately $2.0 billion, with a weighted average annual interest rate of 6.14 percent. The Company had a total market capitalization of $5.4 billion and a debt-to-undepreciated assets ratio of 41.1 percent at June 30, 2005. The Company had an interest coverage ratio of 3.4 times for the quarter ended June 30, 2005.

Mitchell E. Hersh, president and chief executive officer, commented, “We're pleased with the Company's overall performance, despite what remain challenging market conditions. We're confident that Mack-Cali's strong financial position leaves us well-poised to capitalize on a recovering economy.”

The following is a summary of the Company’s recent activity:

ACQUISITIONS

Recently, in July, the Company acquired Monmouth Executive Center, a four building, 236,338 square-foot class A office complex in Freehold, New Jersey for a purchase price of $32,775,000. The complex is 75.8 percent leased to 15 tenants. The buildings are located at 100 Willowbrook Road and 2, 3 and 4 Paragon Way.

PROPERTY SALES

In May, the Company sold 201 Willowbrook Boulevard, a 178,329 square-foot office building in Wayne, New Jersey. The building was sold for $18,265,000. In conjunction with the sale, the Company provided a $12 million, 5.74 percent purchase money mortgage with an initial term of five years.

In June, the Company sold two office properties totaling 292,849 square feet in Long Island, New York for $72.5 million. The properties sold were 600 Community Drive in North Hills, a six-story, 237,274 square-foot class A building, and 111 East Shore Road in Manhassett, a four-story, 55,575 square-foot class A office building.

FINANCING ACTIVITY

In April, the Company’s operating partnership, Mack-Cali Realty, L.P., completed the sale of $150 million of five-year senior unsecured notes. The 5.05 percent notes are due April 15, 2010. The proceeds from the issuance of $148.8 million were used to repay outstanding borrowings under the Company’s unsecured credit facility.

DIVIDENDS

In June, the Company’s Board of Directors declared a cash dividend of $0.63 per common share (indicating an annual rate of $2.52 per common share) for the second quarter 2005, which was paid on July 18, 2005 to shareholders of record as of July 6, 2005.

The Board also declared a cash dividend on its 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period April 15, 2005 through July 14, 2005. The dividend was paid on July 15, 2005 to shareholders of record as of July 6, 2005.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 90 percent leased at June 30, 2005, compared to 91.1 percent leased at March 31, 2005.

For the quarter ended June 30, 2005, the Company executed 184 leases totaling 1,608,652 square feet, consisting of 1,300,999 square feet of office space and 307,653 square feet of office/flex space. Of these totals, 626,459 square feet were for new leases and 982,193 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

-	New Cingular Wireless PCS, LLC, a subsidiary of Cingular Wireless, signed three lease transactions totaling 456,190 square feet:

-	A six-year and nine-month renewal for the entire 259,823 square-foot office building at 15 E. Midland Avenue in Paramus, New Jersey;
-	A six-year and nine-month renewal for 123,982 square feet at 140 E. Ridgewood Avenue in Paramus, New Jersey. The 239,680 square-foot office building is 100 percent leased; and
-	A new, eight-year and seven-month lease for 72,385 square feet at 5 Wood Hollow Road in Parsippany, New Jersey. The 317,040 square-foot office building is 100 percent leased.

-	The U.S. General Services Administration (GSA) leased 114,286 square feet at 1400 L Street in Washington, D.C. for 10 years. The 159,000 square foot office building is 91.3 percent leased.

-

Casio, Inc., the U.S. subsidiary of Casio Computer, renewed its lease for 96,000 square feet at Mack-Cali Airport, located at 200 Riser Road in Little Ferry, New Jersey, for five years. The 286,628 square-foot office building is 95.4 percent leased.

-

SBC Services Inc., a subsidiary of SBC Communications Inc., signed a new lease for 63,278 square feet for 10 years and six months at 795 Folsom Street in San Francisco, California. The 183,445 square foot office building is 85.3 percent leased.

-

Bisys-RK Alternative Investment Services, Inc., a hedge fund services provider, signed a new, seven-year and six month lease for 60,821 square feet at 105 Eisenhower Parkway in Roseland, New Jersey. The 220,000 square-foot office building is 80.6 percent leased.

-

Moody’s Investors Service, a subsidiary of Moody’s Investor Corporation, expanded its presence in Harborside Financial Center Plaza 5, leasing an additional 36,193 square feet for five years. Harborside Plaza 5 is a 977,225 square-foot office building in Jersey City, New Jersey, which is 91.3 percent leased.

-	Evening Out, Inc., a dinner theatre operator, renewed its lease for the entire 32,720 square-foot office/flex building at 75 Clearbrook Road in Elmsford, New York for seven years.

-

Morgan Stanley D.W. Inc., a global financial services firm, signed a transaction totaling 23,343 square feet at Mack-Cali Short Hills in Short Hills, New Jersey. The transaction represented a five-year and four-month renewal of 18,539 square feet and a 4,804 square-foot expansion for five years. Mack-Cali Short Hills, located at 150 JFK Parkway, is a 247,476 square-foot office building, which is 97.5 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the second quarter 2005 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s web site, as follows:

http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.sp.05.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the third quarter and full year 2005, as follows:

Third Quarter	Full Year
2005 Range	2005 Range

Net income available to common shareholders	$0.32 - $0.34	$1.56 - $1.61
Add: Real estate-related depreciation and amortization	0.52	2.07

Deduct: Realized gains (losses) and unrealized losses on

disposition of rental property	--	(0.13)

Funds from operations available to

common shareholders	$0.84 - $0.86	$3.50 - $3.55

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, August 4, 2005 at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CLI&script=1010&item_id=1089704

The live conference call is also accessible by calling (913) 981-5522 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on August 4, 2005 through August 11, 2005.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 5121431.

Copies of Mack-Cali’s Second Quarter 2005 Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Second Quarter 2005 Form 10-Q:

http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.10q.05.pdf

Second Quarter 2005 Supplemental Operating and Financial Data:

http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.sp.05.pdf

In addition, these items are available upon request from:

Mack-Cali Investor Relations Dept.

11 Commerce Drive, Cranford, NJ 07016-3501

(908) 272-8000 ext. 2484

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 271 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 30.2 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the headings “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended
	June 30,
	2005	2004

Revenues
Base Rents	$ 137,171	$ 123,730
Escalations and recoveries from tenants	20,730	15,822
Parking and other	5,565	2,480
Total revenues	163,466	142,032

Expenses
Real estate taxes	20,474	16,565
Utilities	12,413	9,490
Operating services	22,602	19,020
General and administrative	8,347	8,685
Depreciation and amortization	38,532	31,568
Interest expense	30,363	26,512
Interest income	(120)	(220)
Total expenses	132,611	111,620

Income from continuing operations before minority interests
and equity in earnings of unconsolidated joint ventures	30,855	30,412
Minority interest in Operating Partnership	(5,586)	(6,880)
Equity in earnings of unconsolidated joint ventures
(net of minority interest), net	442	965

Income from continuing operations	25,711	24,497
Discontinued operations (net of minority interest):
Income from discontinued operations	1,058	2,257
Realized gains (losses) and unrealized losses
on disposition of rental property, net	9,771	(10,501)
Total discontinued operations, net	10,829	(8,244)

Net income	36,540	16,253
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$ 36,040	$ 15,753

PER SHARE DATA:
Basic earnings per common share	$ 0.59	$ 0.26
Diluted earnings per common share	$ 0.58	$ 0.26

Dividends declared per common share	$ 0.63	$ 0.63

Basic weighted average shares outstanding	61,393	60,388

Diluted weighted average shares outstanding	75,649	68,620

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Six Months Ended
	June 30,
	2005	2004

Revenues
Base Rents	$ 270,312	$ 244,798
Escalations and recoveries from tenants	39,142	31,019
Parking and other	7,461	5,953
Total revenues	316,915	281,770

Expenses
Real estate taxes	39,591	32,923
Utilities	24,362	20,523
Operating services	43,980	36,356
General and administrative	15,774	15,082
Depreciation and amortization	74,339	61,282
Interest expense	58,761	55,549
Interest income	(184)	(940)
Total expenses	256,623	220,775

Income from continuing operations before minority interests
and equity in earnings of unconsolidated joint ventures	60,292	60,995
Minority interest in Operating Partnership	(12,260)	(13,808)
Minority interest in consolidated joint ventures	(74)	--
Equity in earnings of unconsolidated joint ventures
(net of minority interest), net	165	1,122
Gain on sale of investment in unconsolidated joint ventures
(net of minority interest)	31	637

Income from continuing operations	48,154	48,946
Discontinued operations (net of minority interest):
Income from discontinued operations	2,356	4,631
Realized gains (losses) and unrealized losses
on disposition of rental property, net	8,973	(10,501)
Total discontinued operations, net	11,329	(5,870)

Net income	59,483	43,076
Preferred stock dividends	(1,000)	(1,000)
Net income available to common shareholders	$ 58,483	$ 42,076

PER SHARE DATA:
Basic earnings per common share	$ 0.95	$ 0.70
Diluted earnings per common share	$ 0.95	$ 0.69

Dividends declared per common share	$ 1.26	$ 1.26

Basic weighted average shares outstanding	61,289	60,094

Diluted weighted average shares outstanding	72,478	68,448

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended
	June 30,
	2005	2004

Net income available to common shareholders	$ 36,040	$ 15,753
Add: Minority interest in Operating Partnership	5,586	6,880
Minority interest in equity in earnings of unconsolidated joint ventures	100	125
Minority interest in discontinued operations	2,443	(1,065)
Real estate-related depreciation and amortization on continuing operations (1)	39,243	32,489
Real estate-related depreciation and amortization on discontinued operations	7	1,517
Add (Deduct): Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	(11,975)	11,856
Funds from operations available to common shareholders (2)	$ 71,444	$ 67,555

Diluted weighted average shares/units outstanding (3)	75,649	74,825

Funds from operations per share/unit – diluted	$ 0.94	$ 0.90

Dividends declared per common share	$ 0.63	$ 0.63

Dividend payout ratio:
Funds from operations-diluted	66.71%	69.78%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 1,450	$ 2,141
Tenant improvements and leasing commissions	$ 10,440	$ 11,349
Straight-line rent adjustments (4)	$ 3,345	$ 3,060
Amortization of (above)/below market lease intangibles, net	$ 976	$ 434

(1) Includes the Company’s share from unconsolidated joint ventures of $867 and $1,078 for 2005 and 2004, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (13,846 shares in 2005 and 13,995 shares in 2004), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4) Includes the Company’s share from unconsolidated joint ventures of $43 and $146 for 2005 and 2004, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Six Months Ended
	June 30,
	2005	2004

Net income available to common shareholders	$ 58,483	$ 42,076
Add: Minority interest in Operating Partnership	12,260	13,808
Minority interest in equity in earnings of unconsolidated joint ventures	65	145
Minority interest in gain on sale of investment in unconsolidated joint ventures	4	83
Minority interest in discontinued operations	2,506	(757)
Real estate-related depreciation and amortization on continuing operations (1)	75,912	63,086
Real estate-related depreciation and amortization on discontinued operations	400	2,927
Deduct: Gain on sale of investment in unconsolidated joint venture	(35)	(720)
Add (Deduct): Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	(11,078)	11,856
Funds from operations available to common shareholders (2)	$ 138,517	$ 132,504

Diluted weighted average shares/units outstanding (3)	75,564	74,653

Funds from operations per share/unit – diluted	$ 1.83	$ 1.77

Dividends declared per common share	$ 1.26	$ 1.26

Dividend payout ratio:
Funds from operations-diluted	68.74%	70.99%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 2,564	$ 3,058
Tenant improvements and leasing commissions	$ 20,703	$ 23,516
Straight-line rent adjustments (4)	$ 6,634	$ 6,251
Amortization of (above)/below market lease intangibles, net	$ 1,533	$ 446

(1) Includes the Company’s share from unconsolidated joint ventures of $1,890 and $2,117 for 2005 and 2004, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (13,837 shares in 2005 and 13,997 shares in 2004), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4) Includes the Company’s share from unconsolidated joint ventures of $90 and $289 for 2005 and 2004, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended
	June 30,
	2005	2004

Net income available to common shareholders	$ 0.58	$ 0.26
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.52	0.43
Real estate-related depreciation and amortization on discontinued operations	--	0.02
Add (Deduct): Realized gains (losses) and unrealized losses on disposition of rental property, net	(0.16)	0.16
Minority interest/rounding adjustment	--	0.03
Funds from operations available to common shareholders (2)	$ 0.94	$ 0.90

Diluted weighted average shares/units outstanding (3)	75,649	74,825

(1) Includes the Company’s share from unconsolidated joint ventures of $0.01 and $0.01 for 2005 and 2004, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (13,846 shares in 2005 and 13,995 shares in 2004), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Six Months Ended
	June 30,
	2005	2004

Net income available to common shareholders	$ 0.95	$ 0.69
Add: Real estate-related depreciation and amortization on continuing operations (1)	1.00	0.84
Real estate-related depreciation and amortization on discontinued operations	0.01	0.04
Deduct: Gain on sale of investment in unconsolidated joint venture	--	(0.01)
Add (Deduct): Realized gains (losses) and unrealized losses on disposition of rental property, net	(0.15)	0.16
Minority interest/rounding adjustment	0.02	0.05
Funds from operations available to common shareholders (2)	$ 1.83	$ 1.77

Diluted weighted average shares/units outstanding (3)	75,564	74,653

(1) Includes the Company’s share from unconsolidated joint ventures of $0.03 and $0.03 for 2005 and 2004, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (13,837 shares in 2005 and 13,997 shares in 2004), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts)

	June 30,	December 31,
	2005	2004
	(unaudited)

ASSETS:
Rental property
Land and leasehold interests	$ 629,471	$ 593,606
Buildings and improvements	3,509,941	3,296,789
Tenant improvements	270,642	262,626
Furniture, fixtures and equipment	7,389	7,938
	4,417,443	4,160,959
Less-accumulated deprec. & amort.	(660,346)	(641,626)
	3,757,097	3,519,333
Rental property held for sale, net	--	19,132
Net investment in rental property	3,757,097	3,538,465
Cash and cash equivalents	15,710	12,270
Investments in unconsolidated joint ventures	60,613	46,743
Unbilled rents receivable, net	85,821	82,586
Deferred charges and other assets, net	186,964	155,060
Restricted cash	9,261	10,477
Accounts receivable, net	5,750	4,564

Total assets	$ 4,121,216	$ 3,850,165

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Senior unsecured notes	$ 1,330,356	$ 1,031,102
Revolving credit facilities	163,000	107,000
Mortgages, loans payable and other obligations	472,913	564,198
Dividends and distributions payable	48,091	47,712
Accounts payable, accrued expenses and other liabilities	74,054	57,002
Rents received in advance and security deposits	46,556	47,938
Accrued interest payable	27,132	22,144
Total liabilities	2,162,102	1,877,096
Minority interests:
Operating Partnership	415,623	416,855
Consolidated joint ventures	--	11,103
Total minority interests	415,623	427,958

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized,
10,000 and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
61,704,554 and 61,038,875 shares outstanding	617	610
Additional paid-in capital	1,671,909	1,650,834
Dividends in excess of net earnings	(146,526)	(127,365)
Unamortized stock compensation	(7,509)	(3,968)
Total stockholders’ equity	1,543,491	1,545,111

Total liabilities and stockholders’ equity	$ 4,121,216	$ 3,850,165